Exhibit 10.19

STOCK PURCHASE AGREEMENT

BY AND AMONG

CYRENAIC PHARMACEUTICALS, INC.,

CARE CAPITAL INVESTMENTS III LP

AND

INDEX VENTURES III (Delaware) L.P., and certain affiliates

August 29, 2007

i

TABLE OF CONTENTS

(continued)

ii

CYRENAIC PHARMACEUTICALS, INC.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made as of August 29, 2007 by and among Cyrenaic Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of Care Capital Investments III LP (“Care Investments”), Care Capital Offshore Investments III LP, (“Care Offshore, and together with Care Investments, “Care”), Index Ventures III (Jersey) L.P., and each other affliated Index fund listed on Schedule A attached hereto (collectively, “Index”). “Index” and Care shall be collectively referred to as the “Purchasers”.

RECITALS

WHEREAS, the Purchasers desires to purchase from the Company and the Company desires to issue and sell to the Purchasers an aggregate of up to 35,000,100 shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), with those rights and preferences as set forth in the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) as set forth on Exhibit A attached hereto.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1.                                      Agreement to Sell and Purchase.

1.1                               Authorization of Shares.  On or prior to the First Closing (as defined in Section 2 below), the Company shall have authorized the issuance to the Purchasers of the Shares.

1.2                               Purchase of Securities.

(a)                                 Subject to the terms and conditions of this Agreement, at the First Closing (as defined in Section 2 below), the Company shall issue, and each Purchaser shall severally and not jointly acquire that number of Shares set forth opposite the name of such Purchaser on Schedule A for the purchase price of $1.00 per Share (the “Purchase Price”).  The aggregate purchase price payable in U.S. Dollars by each Purchaser for the Shares being purchased by such Purchaser shall be equal to the amount set forth opposite the name of such Purchaser on Schedule A.

(b)                                 Subject to the terms and conditions of this Agreement, at the Second Closing (as defined in Section 2 below), the Company shall issue, and each Purchaser shall severally and not jointly acquire that number of Shares set forth opposite the name of such Purchaser on Schedule A for the Purchase Price.  The aggregate purchase price payable in U.S. Dollars by each Purchaser for the Shares being purchased by such Purchaser shall be equal to the amount set forth opposite the name of such Purchaser on Schedule A.

(c)                                  Subject to the terms and conditions of this Agreement, at the Third Closing (as defined in Section 2 below), the Company shall issue, and each Purchaser shall severally and not jointly acquire that number of Shares set forth opposite the name of such Purchaser on Schedule A for the Purchase Price.  The aggregate purchase price payable in U.S. Dollars by each Purchaser for the Shares being purchased by such Purchaser shall be equal to the amount set forth opposite the name of such Purchaser on such revised Schedule A.

(d)                                 Subject to the terms and conditions of this Agreement, at the Fourth Closing (as defined in Section 2 below), the Company shall issue, and each Purchaser shall severally and not jointly acquire that number of Shares set forth opposite the name of such Purchaser on Schedule A for the Purchase Price.  The aggregate purchase price payable in U.S. Dollars by each Purchaser for the Shares being purchased by such Purchaser shall be equal to the amount set forth opposite the name of such Purchaser on such revised Schedule A.

(e)                                  Subject to the terms and conditions of this Agreement, at the Fifth Closing (as defined in Section 2 below), the Company shall issue, and each Purchaser shall severally and not jointly acquire that number of Shares set forth opposite the name of such Purchaser on Schedule A for the Purchase Price.  The aggregate purchase price payable in U.S. Dollars by each Purchaser for the Shares being purchased by such Purchaser shall be equal to the amount set forth opposite the name of such Purchaser on Schedule A.

1.3                               Funding Acceleration.  Notwithstanding anything else to the contrary in Section 1.2, each Purchaser shall, subject to the prior written approval of each other Purchaser as described below, have the right prior to the occurrence of any Closing to elect to purchase any or all of the remaining Shares set forth opposite the name of such Purchaser on Schedule A prior to any Closing.  In order to so elect, such Purchaser shall provide notice to the Company and the other Purchasers of its intention, and the details thereof, to elect to purchase Shares prior to such Closing, and such other Purchasers shall have the right, within fifteen (15) days of the receipt of such notice, to elect to purchase the Shares set forth opposite the name of such Purchaser on Schedule A prior to such Closing in the same proportion as the initially electing Purchaser.  The Company shall issue, and each Purchaser shall severally and not jointly acquire that number of Shares so elected to be purchased in accordance with this Section 1.3 for the Purchase Price.  Prior to purchasing any Shares pursuant to this Section 1.3, each Purchaser shall obtain the prior written consent of the other Purchasers; provided, however, that no prior written consent shall be required by any Purchaser (a “Subsequent Electing Purchaser”) to the extent any prior Purchaser exercised its rights under this Section 1.3 and such Subsequent Electing Purchaser is electing to purchase that number of Shares equal to the pro rata portion purchased by such prior Purchaser(s).

1.4                               Use of Proceeds.  The proceeds received by the Company from the sale of the Shares at the Closings shall be used for general corporate and working capital purposes as specified in the Company’s business plan to be agreed on by the Company and the Purchasers from time to time.

2.                                      The Closing.

2.1                               Closings.

(a)                                 First Closing.  The first closing (the “First Closing”) of the purchase of the Shares under this Agreement and all related transactions contemplated hereby shall take place on the date hereof contemporaneously with the execution and delivery of this Agreement at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey 08540 (such date shall hereinafter be referred to as the “First Closing Date”). Each of the Purchasers shall deliver to the Company the aggregate amount of the purchase price for the Shares to be purchased at the First Closing by each Purchaser by wire transfer or cashier’s check, and the Company shall deliver to each Purchaser certificates representing either the number of Shares acquired, as set forth in Schedule A.  If at the First Closing any of the conditions or obligations specified in Section 5.1 below shall not have been fulfilled, each Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

(b)                                 Second Closing.  The second closing (the “Second Closing”) of the purchase of the Shares under this Agreement pursuant to Section 1.2(b) by the Purchasers and all related transactions contemplated hereby shall take place at such time as the Company and the Purchasers may mutually agree (provided that such Second Closing must occur within thirty (30) days of the date hereof) at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey 08540, or at such other place as the Company and the Purchasers may mutually agree (such date shall hereinafter be referred to as the “Second Closing Date”). Each of the Purchasers shall deliver to the Company the aggregate amount of the purchase price for the Shares to be purchased at the Second Closing by each Purchaser by wire transfer or cashier’s check, and the Company shall deliver to each Purchaser certificates representing either the number of Shares acquired, as set forth in Schedule A.  If at the Second Closing any of the conditions or obligations specified in Section 5.1 below shall not have been fulfilled, each Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

(c)                                  Third Closing.  Unless otherwise agreed to by both of the Purchasers, the closing of the purchase of the Shares under this Agreement pursuant to Section 1.2(c) by the Purchasers and all related transactions contemplated hereby (the “Third Closing”) shall take place at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey 08540, on a business date (such date shall hereinafter be referred to as the “Third Closing Date”) within thirty (30) days following the date upon which each of the Purchasers provide written notice to the Company that both of the following events has occurred: (i) GMP manufacture of clinical supplies; and (ii) agreement by each of the Purchasers to a protocol for a phase IIa clinical trial for AN-117/MT-210 (the “Third Closing Approval”).  Upon the occurrence of a Third Closing Approval, the Company shall promptly send to each Purchaser written notice thereof and the date of the Third Closing.  Each of the Purchasers shall in such event deliver to the Company the aggregate amount of the purchase price for the Shares to be purchased at the Third Closing by each Purchaser by wire transfer or cashier’s check, and the Company shall deliver to each Purchaser certificates representing either the number of Shares acquired.  If at the Third Closing any of the conditions or obligations specified in Section 5.1 below shall not have been fulfilled, each Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

(d)                                 Fourth Closing. Unless otherwise agreed to by both of the Purchasers, the closing of the purchase of the Shares and under this Agreement pursuant to Section 1.2(d) by the Purchasers and all related transactions contemplated hereby (the “Fourth Closing”) shall take place at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey 08540, on a business date (such date shall hereinafter be referred to as the “Fourth Closing Date”) within thirty (30) days following the date upon which each of the Purchasers provide written notice to the Company that the Purchasers have opted to continue the Phase IIa clinical trial for AN-117/MT-210 based on the evaluation of the results of the first 15 patients, particularly with respect to QTc prolongation (the “Fourth Closing Approval”).  Upon the occurrence of a Fourth Closing Approval, the Company shall promptly send to each Purchaser written notice thereof and the date of the Fourth Closing.  Each of the Purchasers shall in such event deliver to the Company the aggregate amount of the purchase price for the Shares to be purchased at the Fourth Closing by each Purchaser by wire transfer or cashier’s check, and the Company shall deliver to each Purchaser certificates representing either the number of Shares acquired.  If at the Fourth Closing any of the conditions or obligations specified in Section 5.1 below shall not have been fulfilled, each Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

(e)                                  Fifth Closing.  Unless otherwise agreed to by both of the Purchasers, the closing of the purchase of the Shares and under this Agreement pursuant to Section 1.2(e) by the Purchasers and all related transactions contemplated hereby (the “Fifth Closing”; the First Closing, the Second, the Third Closing, the Fourth Closing and the Fifth Closing are sometimes referred to herein collectively as the “Closings” and individually as a “Closing”) shall take place at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey 08540, on a business date (such date shall hereinafter be referred to as the “Fifth Closing Date”; the First Closing Date, the Second Closing Date, the Third Closing Date, the Fourth Closing Date and the Fifth Closing Date are sometimes referred to herein collectively as the “Closing Dates” and individually as a “Closing Date”) within thirty (30) days following the date upon which each of the Purchasers provide written notice to the Company that each of the following events has occurred: (i) a final study report for the phase IIa clinical trial for AN-117/MT-210 has been delivered to each Purchaser; (ii) each Purchaser has determined that the results of such phase IIa clinical trial warrant the continued development of AN-117/MT-210; and (iii) the agreement by the Purchasers, in each of their sole discretion, on the use of the proceeds for the funds to be raised by the Fifth Closing (the “Fifth Closing Approval”).  Upon the occurrence of a Fifth Closing Approval, the Company shall promptly send to each Purchaser written notice thereof and the date of the Fifth Closing.  Each of the Purchasers shall in such event deliver to the Company the aggregate amount of the purchase price for the Shares to be purchased at the Fifth Closing by each Purchaser by wire transfer or cashier’s check, and the Company shall deliver to each Purchaser certificates representing either the number of Shares acquired.  If at the Fifth Closing any of the conditions or obligations specified in Section 5.1 below shall not have been fulfilled, each Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

(f)                                   Purchaser Default.  If any Purchaser defaults (each a “Defaulting Purchaser”) on its obligation to purchase the full amount of its Shares at the First Closing (the

“First Closing Allocation”), at the Second Closing (the “Second Closing Allocation”), at the Third Closing (the “Third Closing Allocation”), at the Fourth Closing (the “Fourth Closing Allocation”) or at the Fifth Closing (the “Fifth Closing Allocation”, and together with the First Closing Allocation, the Second Closing Allocation, the Third Closing Allocation and the Fourth Closing Allocation, the “Closing Allocation”) then the Company shall, promptly after each Closing, as applicable, send written notice thereof (the “Default Notice”) to each of those Purchasers participating in the Second Closing, Third Closing, Fourth Closing or Fifth Closing, as applicable, who are not Defaulting Purchasers (each a “Non-Defaulting Purchaser”).  Each Non-Defaulting Purchaser shall have a right of over-allotment such that to the extent a Defaulting Purchaser does not purchase its full Closing Allocation, such remaining Closing Allocation which such Defaulting Purchaser did not purchase may be purchased by any Non-Defaulting Purchaser (the “Closing Over Allotment Purchaser”) in proportion to the total number of Shares which each such Closing Over Allotment Purchaser owns compared to the total number of Shares which all such other Closing Over Allotment Purchasers own.  The closing of the sale of the Closing Allocation to Closing Over Allotment Purchasers, if any, shall occur within thirty (30) days after the date of the Default Notice, and promptly thereafter the Company shall circulate a revised Schedule A to each Purchaser, reflecting the number of Shares comprising the Closing Allotment that were subscribed for and purchased by the applicable Closing Over Allotment Purchasers.  For clarification purposes, nothing in this Section 2.1(e) shall relieve any Purchaser from its obligation to purchase its allocated Shares at a Closing, if any, pursuant to the terms and conditions hereof.

(g)                                  Consummation of Closings.  The Closings may be consummated by: (i) fax transmission whereby the parties shall transmit facsimile copies of all executed documents required to be executed pursuant to this Agreement, which facsimile copies shall be acceptable and binding; and (ii) mail by reputable overnight courier service an executed original of each document to the respective parties (or their counsel).

(h)                                 Additional Funding.  During the period beginning on the day after the Fifth Closing Date and ending two (2) years after the Fifth Closing Date, in addition to the Closings, each Purchaser shall have the option, in its sole discretion, to purchase up to an aggregate of its pro rata portion of 10,000,000 shares of Common Stock for a purchase price of $1.00 per share.  Upon such election, such electing Purchasers shall notify the Company and the other Purchasers of its or their election in writing (including the number of shares which each such Purchaser will be purchasing) and the closing of such additional funding shall occur on the date specified by such electing Purchasers, but in any event no earlier than twenty (20) days and not later than thirty (30) days after such written election notice was received by the Company and the non-electing Purchasers.  For the purposes of this Section 2.1(g), a Purchaser’s pro rata share shall equal the proportion of the Shares purchased by such Purchaser at all of the Closings to the aggregate number of Shares purchased by all Purchasers at all of the Closings.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to each of the Purchasers that the statements made in this Section 3, together with the disclosure set forth on the disclosure schedules referenced herein and attached hereto (the “Schedule of Exceptions”), are true and correct as the date of each Closing, as qualified by any updated Schedule of Exceptions delivered in accordance with Section 5.1 of this Agreement.  The Schedule of Exceptions shall be arranged to correspond to the numbered paragraphs contained in this Section 3, and the disclosure in any paragraph of the Schedule of Exceptions shall qualify other subsections in Section 3 only to the extent that it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other subsections.

3.1                               Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted or proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect (as defined in Section 7.13 below).

3.2                               Capitalization.  The authorized capital of the Company, immediately prior to the issuance of the Shares consists of:

(a)                                 45,000,000 shares of Common Stock, 100 of which are currently issued and outstanding.  The rights and privileges of the Common Stock are as stated in the Certificate of Incorporation.  All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(b)                                 Other than a Warrant to be issued to Archimedon S.A. and which has been provided to each Purchaser, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

3.3                               Subsidiaries.  The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity.

3.4                               Authorization.  All corporate action on the part of the Company, its officers, directors and holders of capital stock necessary for the authorization, execution and delivery of the Transaction Documents (as defined in Section 7.13 below), the performance of all obligations of the Company thereunder and the authorization, issuance and delivery of the Shares has been taken prior to the date hereof, and the Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.5                               Valid Issuance of Securities.  The Shares, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents and applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchasers.  Based in part upon the representations of the Purchasers in Section 4 of this Agreement and subject to the filings described in Section 3.6 below, the Shares will be issued in compliance with all applicable federal and state securities laws.

3.6                               Governmental Consents and Filings.  Assuming the accuracy of the representations made by the Purchasers in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for the filings to be made pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws.

3.7                               Litigation.  There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened against the Company.  Neither the Company nor, to the Company’s knowledge, any of its officers or directors, is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

3.8                               Proprietary Information of Third Parties.  No third party has claimed or has reason to claim that any person employed by, consulting for or affiliated with the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition, or non-disclosure or consulting agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any Intellectual Property (as defined below), trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.  No third party has requested information from the Company which suggests that such a claim might be contemplated.

3.9                               Patents, Trademarks, Etc.  The Schedule of Exceptions contains a list and brief description of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right.  To the Company’s knowledge, the Company owns or possesses adequate fully paid or perpetual licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, “Intellectual Property”) necessary to the conduct of its business as currently conducted and proposed to be conducted.  To the Company’s knowledge, the Intellectual Property that it owns or has a right to use does not infringe upon or misappropriate the rights of others, and no one is infringing upon or misappropriating the Intellectual Property that the Company owns or has a right to use.  No claim is pending, or to the Company’s knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property.  No claim is pending, or to the Company’s knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company.  All technical information developed by and belonging to the

Company which has not been patented has been kept confidential.  The Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or to provide the services of the Company.

3.10                        [Intentionally Omitted]

3.11                        Material Agreements.  Except for the Investors’ Rights Agreement, the ROFR and Co-Sale Agreement and that certain Master Services Agreement, dated as of June 25, 2007, between the Company and Forenap Pharma, the Company is not a party to or otherwise bound by any written or oral agreement, instrument, commitment or restriction which (i) individually or in the aggregate could reasonably be expected to materially affect the business, financial condition, operations, property or affairs of the Company, or (ii) any of the following (collectively, the “Material Agreements”):

(a)                                 distributor, dealer, manufacturing, supply, marketing, manufacturer’s representative or sales agency agreement;

(b)                                 agreement pursuant to which the Company is obligated to pay a third party in excess of $50,000;

(c)                                  agreement for the employment or compensation of any kind of any officer, employee or other person (whether of a legally binding nature or in the nature of informal understandings) on a full-time or consulting basis which is not terminable on notice without cost or other liability to the Company, except accrued vacation pay;

(d)                                 agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a lien or security interest on, any asset of the Company;

(e)                                  guaranty of any obligation for borrowed money or otherwise;

(f)                                   voting trust or agreement, stockholders’ agreement, pledge agreement, buy-sell agreement or first refusal or preemptive rights agreement relating to any securities of the Company;

(g)                                  agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any material property as lessee or lessor;

(h)                                 agreement or obligation (contingent or otherwise) to issue, sell or otherwise distribute or to repurchase or otherwise acquire or retire any share of its capital stock or any of its other equity or debt securities;

(i)                                     assignment, license or other agreement with respect to any form of intangible property (including, without limitation, intellectual property);

(j)                                    agreement under which it has granted any person any registration rights;

(k)                                 agreement under which it has limited or restricted its right to compete with any person in any respect;

(l)                                     agreement with any investment banker, broker, finder or other intermediary pursuant to which the Company is obligated to pay any fee, commission or other payment in connection with any financing transaction, sale of the Company’s business or otherwise; or

(m)                             other agreement, instrument, commitment, plan or arrangement, a copy of which would be required to be filed with the Securities and Exchange Commission as an exhibit to a registration statement on Form S-1 if the Company were registering securities under the Securities Act.

All of the Material Agreements are valid, binding and enforceable by and against the Company in accordance with their respective terms.  The Company and, to the Company’s knowledge each other party thereto, has performed in all material aspects all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), has received no notice of default and is not in default (with due notice or lapse of time or both) under any Material Agreement where such default is reasonably likely to have a material adverse affect on the Company.  The Company has no present expectation or intention of not fully performing all of its obligations under each such Material Agreement and has no knowledge of any breach or anticipated breach by the other party to any Material Agreement.

3.12                        Compliance with Other Instruments.  The Company is not in violation or default of any provisions of the Certificate of Incorporation or the Company’s bylaws (the “Bylaws”), or of any instrument, judgment, order, writ, or decree, or under any note, indenture, mortgage, lease, agreement, contract or purchase order to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company.  The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any such violation or default with or constitute, with or without the passage of time and giving of notice, under any such provision, instrument, judgment, order, writ, decree or contract or an event that would have a Material Adverse Effect.

3.13                        No Conflict of Interest.  The Company is not indebted, directly or indirectly, to any of its officers or directors, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees.  None of the Company’s officers or directors are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, except that officers, directors and/or holders of capital stock of the Company may own stock in any publicly traded Company that may compete with the Company.  To the Company’s knowledge, none of the Company’s officers or directors are, directly or indirectly, interested in any material contract with the Company.  The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.14                        Rights of Registration and Voting Rights.  Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.  To the Company’s knowledge, except as contemplated in the Investors’ Rights Agreement, no holder of capital stock of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

3.15                        Title to Property and Assets.  The Company owns its property and assets free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than to the lessors of such property or assets.

3.16                        Changes.  Since the Company was formed in the State of Delaware on April 23, 2007, there has not been:

(a)                                 any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had a Material Adverse Effect;

(b)                                 any damage, destruction or loss, whether or not covered by insurance, that has a Material Adverse Effect;

(c)                                  any waiver or forgiveness by the Company of a valuable right or of a material debt owed to it;

(d)                                 any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)                                  any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)                                   any material change in any compensation arrangement or agreement with any employee, officer, director or holder of capital stock;

(g)                                  any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(h)                                 any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and that do not materially impair the Company’s ownership or use of such property or assets;

(i)                                     any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)                                    any declaration, setting aside or payment or other distribution in respect to any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company; or

(k)                                 any arrangement or commitment by the Company to do any of the things described in this Section 3.16.

3.17                        Employee Benefit Plans.  The Schedule of Exceptions sets forth all employee benefit plans maintained, established or sponsored by the Company, or in or to which the Company participates or contributes, which are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied with all applicable laws for any such employee benefit plan.

3.18                        Tax Returns.  The Company has not been required to file any tax returns or reports required by applicable law.

3.19                        Insurance.  The Schedule of Exceptions provides a complete list of the Company’s fire and casualty insurance policies in effect as of the date hereof.

3.20                        Permits.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could have a Material Adverse Effect.  The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.21                        Corporate Documents.  The Certificate of Incorporation and the Bylaws are in the form provided to counsel for the Purchasers.  The copy of the minute books of the Company provided to the Purchasers’ counsel contains minutes of all meetings of directors and holders of capital stock and all actions by written consent without a meeting by the directors and holders of capital stock since the date of incorporation and reflects all actions by the directors (and any committee of directors) and holders of capital stock with respect to all transactions referred to in such minutes accurately in all material respects.

3.22                        Disclosure.  Nothing in this Agreement, including any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.  None of the Investors’ Rights Agreement, ROFR and Co-Sale Agreement, documents, certificates or other written items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.

4.                                      Representations and Warranties of the Purchasers.  Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

4.1                               Authorization.  Such Purchaser has full power and authority to enter into the Transaction Documents.  The Transaction Documents, when executed and delivered by such Purchaser, will constitute valid and legally binding obligations of such Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

4.2                               Purchase Entirely for Own Account.  This Agreement is made with such Purchaser in reliance upon such Purchaser’s representation to the Company, which by such Purchaser’s execution of this Agreement, such Purchaser hereby confirms, that the Shares to be acquired by such Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, such Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

4.3                               Disclosure of Information.  Such Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities and conduct due diligence with respect to the Company, its management, operations, assets and financial condition.  Such Purchaser understands that such discussions, as well as any other written information delivered by the Company to such Purchaser, were intended to describe the aspects of the Company’s business which such Purchaser believes to be material.

4.4                               Restricted Securities.  Such Purchaser understands that the Shares have not been, and will not be (except in accordance with the Investors’ Rights Agreement), registered under the Securities Act, and that the offer and sale of the Shares hereunder is permitted by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein.  Such Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Such Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale except as set forth in the Investors’ Rights Agreement.  Such Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

4.5                               No Public Market.  Such Purchaser understands that no public market now exists for any of the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

4.6                               Legends.  Such Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:

(a)                                 “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b)                                 Any legend set forth in or required by the Bylaws or other Transaction Documents.

(c)                                  Any legend required by the securities laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

4.7                               Accredited Investor.  Such Purchaser is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.8                               No General Solicitation.  Neither such Purchaser, nor any of its officers, employees, agents, directors, holders of capital stock or partners has engaged the services of a broker, investment banker or finder to contact any potential investor nor has such Purchaser or any of such Purchaser’s officers, employees, agents, directors, holders of capital stock or partners, agreed to pay any commission, fee or other remuneration to any third party to solicit or contact any potential investor.  Neither such Purchaser, nor any of its officers, directors, employees, agents, holders of capital stock or partners has (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares.

4.9                               Residence.  Such Purchaser’s principal place of business or residence, as applicable, is located is at the address set forth on the signature page attached hereto.

5.                                      Conditions to Closing.

5.1                               Conditions to Purchaser’s Obligation at the Closings.

Each Purchaser’s obligation to purchase the Shares at each Closing is subject to the satisfaction, at or prior to each applicable Closing Date, of the following conditions:

(a)                                 Representations and Warranties True; Performance of Obligations.  The representations, warranties and covenants made by the Company in Section 3 hereof shall be true and correct as of each Closing Date (provided that with respect to each Closing Date after the First Closing Date, the truth and accuracy of the representations, warranties and covenants made by the Company in Sections 3.9, 3.10, 3.11, 3.16, 3.17, 3.18, 3.19 and 3.21 shall not be needed), and the Company shall have performed all obligations and conditions herein required to be performed or complied with by it on or prior to each Closing Date.

(b)                                 No Material Adverse Effect.  Since the date of execution of this Agreement, there has not been any event, occurrence, fact, condition, change, development or effect that shall have occurred, exist or come to exist that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in a Material Adverse Effect.

(c)                                  Legal Investment.  On each Closing Date, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

(d)                                 Consents, Permits, and Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and other Transaction Documents prior to or at each Closing, and such consents, permits and waivers shall be reasonably satisfactory to Purchasers and their counsel.

(e)                                  Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchasers and their counsel, and Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(f)                                   Opinion of Counsel.  Each Purchaser shall have received from legal counsel for the Company, an opinion, dated as of the First Closing, in the form attached hereto as Exhibit D.

(g)                                  Investor’s Rights Agreement.  The Company and each Purchaser shall have entered into the Investors’ Rights Agreement.

(h)                                 ROFR and Co-Sale Agreement.  The Company and each Purchaser shall have entered into the Investors’ Rights Agreement.

(i)                                     Indemnification Agreements.  The Company shall have executed and delivered to each director an indemnification agreement reasonably satisfactory to each director.

(j)                                    Management Rights Letter.  The Company and each of Index and Care shall have executed and delivered a Management Rights Letter in form and substance reasonably satisfactory to each of Care and Index.

(k)                                 Collateral Documents.  The Company shall have delivered to each Purchaser executed copies of that certain in-licensing agreement with Mitsubishi for that certain compound known as MT-210 (the “Mitsubishi License Agreement”), that certain Master Services Agreement with Forenap Pharma, and such other documents reasonably requested by the Purchasers; provided, however, that the delivery of an executed copy of the Mitsubishi License Agreement shall not be a condition to the First Closing.

(l)                                     Solvency.  The Company shall be Solvent (as defined below).  As used herein, “Solvent” shall mean that (a) the fair value of the property and assets of the Company are greater than the amount of the Company’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32)(A) of the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time, and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property and assets of the Company is not less than the amount that will be required to pay the probable liability of the Company on its debts as they become absolute and matured; (c) the Company is able to realize upon the property and assets of the Company and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; and (d) the Company does not intend to, and does not believe that it will, incur debts or liabilities beyond the Company’s ability to pay as such debts and liabilities mature.

5.2                               Conditions to Obligations of the Company at the Closings.

The Company’s obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to such Closing, of the following conditions:

(a)                                 Representations and Warranties True; Performance Obligations. The representations and warranties in Section 4 made by each Purchaser shall be true and correct as of each respective Closing Date and each Purchaser shall have performed all obligations and conditions herein required to be performed or complied with by it on or prior to each Closing Date respectively.

(b)                                 Consents, Permits, and Waivers.  Purchasers shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the other Transaction Documents.

6.                                      Post-Closing Covenants.

6.1                               Further Assurances.  On and after each respective Closing Date, the Company and the Purchasers will take all appropriate action and execute (or cause to be executed) all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

6.2                               Expenses.  The Company shall reimburse each Purchaser for such Purchaser’s actual costs incurred in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including, but not limited to, costs and fees of legal and accounting counsel, clinical, technical, and intellectual property due diligence.

6.3                               Public Announcements.

(a)                                 The timing and content of all announcements regarding any aspect of this Agreement or the transactions contemplated hereby, including without limitation, the use of any Purchaser’s name or any of its affiliates name, to the financial community, government agencies, employees or the general public, whether in any press release, notice or other publication, shall be mutually agreed upon in advance by the Company and each Purchaser; provided, that each party hereto may make any such announcement which it in good faith believes, based on advice of counsel, is necessary or advisable in connection with any requirement of law or regulation, it being understood and agreed that each party promptly shall provide the other parties hereto with copies of any such announcement.

(b)                                 Notwithstanding the aforementioned, Purchasers and their respective affiliates may, in their securities offering materials and promotional materials, provide the name of the Company with a description and the amount invested in the Company; and provided further that any of the Purchasers, the Company or their respective affiliates may make any announcement or disclosure to current or future financing sources or subsequent purchasers or assignees of substantially all of the capital stock or assets of such Purchasers, the Company or affiliate thereof, without consent of or disclosure to the Company or any Purchaser, as the case may be.

6.4                               Indemnification.

(a)                                 The Company shall indemnify, defend and hold harmless the Purchasers and their respective affiliates and their respective officers, directors, trustees, agents, employees, members, managers, partners and controlling persons (each, an “Indemnified Party”) against any and all Losses (as hereinafter defined) arising out of or relating to (i) any misrepresentation or breach of any representation, warranty, covenant or agreement by the Company in this Agreement , Investors’ Rights Agreement or the ROFR and Co-Sale Agreement, or (ii) Purchasers’ status as a security holder of the Company.

(b)                                 In connection with the obligation of the Company to indemnify for expenses as set forth in clause (a) above, the Company shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party, as the case may be, for all such expenses (including reasonable expenses of investigation and reasonable fees, disbursements and other charges of counsel in connection with any claim, action, suit or proceeding) as they are incurred by such Indemnified Party.  “Losses” means all losses, claims (including any claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in connection with any claim, action, suit or proceeding, including any action between the Indemnified Party and the Company, or between the Indemnified Party and any third party) or other liabilities.

(c)                                  The rights to indemnification provided to an Indemnified Party under this Section 6.4 shall not preclude such Indemnified Party from exercising any other remedy that may be available under the Investors’ Rights Agreement, applicable law or otherwise.

7.                                      Miscellaneous.

7.1                               Survival of Warranties.  Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of two (2) years following the date hereof.

7.2                               Transfer; Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3                               Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

7.4                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

7.5                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6                               Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by fax (upon customary confirmation of receipt), or seven (7) days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth herein, or as subsequently modified by written notice.

7.7                               Attorney’s Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.8                               Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and each of the Purchasers.  Any amendment or waiver effected in accordance with this Section 7.8 shall be binding upon the Purchasers and each permitted transferee of the Shares, each future holder of all such securities, and the Company.

7.9                               Severability.  If one (or more provisions) of this Agreement is held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

7.10                        Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.11                        Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

7.12                        Confidentiality.  Each Purchaser, severally and not jointly, hereby agrees that, except with the prior written permission of the Company, it shall at all times hold in confidence and trust and not use or disclose any confidential information of the Company provided to or learned by such Purchaser in connection with the Purchaser’s rights under the Transaction Documents and will cause its employees, officers, affiliates and agents to hold in confidence and trust and not use or disclose any confidential information of the Company provided to or learned by such party in connection with the rights of the Purchaser (to whom such employee, officer, affiliate and agent is related) under the Transaction Documents.  Notwithstanding the foregoing, such Purchaser may disclose any confidential information of the Company provided to or learned by such Purchaser in connection with such rights to the minimum extent necessary:  (i) as required by any court or other governmental body, provided that such Purchaser provides the Company with prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise to prevent or restrict such disclosure; (ii) to legal counsel of such Purchaser; (iii) to each Purchaser’s investors and other limited partners, (iv) in connection with the enforcement of this Agreement or rights under this Agreement; or (v) to comply with applicable law.  The provisions of this Section 7.12 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

7.13                        Certain Defined Terms.  In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Company’s knowledge” or “knowledge of the Company” means, for purposes of the Company’s representations and warranties in Section 3, the knowledge

(following a reasonable inquiry) of Dan Cabo and Lorenzo Pellegrini and the other senior management of the Company.

“Investors’ Rights Agreement” means that certain Investors’ Rights Agreement, dated as of the date hereof, by and among the Company, the Purchasers and the other signatories thereto, in substantially the form attached here to as Exhibit B, as may be amended from time to time.

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operation of the Company.

“ROFR and Co-Sale Agreement” means that certain Right of First Refusal and Co-Sale Agreement, dated as of the date hereof, by and among the Company, the Purchasers and the other signatories thereto, in substantially the form attached here to as Exhibit C, as may be amended from time to time.

“Transaction Documents” means this Agreement, the Investors’ Rights Agreement and the ROFR and Co-Sale Agreement.

(Signature Page Follows)

The parties have executed this Stock Purchase Agreement as of the date first written above.

THE COMPANY:

CYRENAIC PHARMACEUTICALS, INC.

By:	/s/ Daniele Cabo Jr.
Name:	Daniel J. Cabo, Jr.
Title:	CFO

THE PURCHASERS:

CARE CAPITAL INVESTMENTS III, LP

By: Care Capital III LLC, its General Partner

By:
Name:
Title:
Address:

CARE CAPITAL OFFSHORE INVESTMENTS III, LP

By: Care Capital III LLC, its General Partner

By:
Name:
Title:
Address:

INDEX VENTURES III (JERSEY) L.P.

By:
Name:
Title:
Address:

INDEX VENTURES III (DELAWARE) L.P.

By:
Name:
Title:
Address:

INDEX VENTURES III PARALLEL ENTREPRENEUR FUND (JERSEY) L.P.

By:
Name:
Title:
Address:

YUCCA PARTNERS LP JERSEY BRANCH

By:
Name:
Title:
Address:

The parties have executed this Stock Purchase Agreement as of the date first written above.

THE COMPANY:

CYRENAIC PHARMACEUTICALS, INC.

By:
Name:
Title:

THE PURCHASERS:

CARE CAPITAL INVESTMENTS III, LP

By: Care Capital III LLC, its General Partner

By:	/s/ David R. Rooney
Name:	David R. Rooney
Title:
Address:

CARE CAPITAL OFFSHORE INVESTMENTS III, LP

By: Care Capital III LLC, its General Partner

By:	/s/ David R. Rooney
Name:	David R. Rooney
Title:
Address:

INDEX VENTURES III (JERSEY) L.P.

By:
Name:
Title:
Address:

INDEX VENTURES III (DELAWARE) L.P.

By:
Name:
Title:
Address:

INDEX VENTURES III PARALLEL ENTREPRENEUR FUND (JERSEY) L.P.

By:
Name:
Title:
Address:

YUCCA PARTNERS LP JERSEY BRANCH

By:
Name:
Title:
Address:

The parties have executed this Stock Purchase Agreement as of the date first written above.

THE COMPANY:

CYRENAIC PHARMACEUTICALS, INC.

By:
Name:
Title:

THE PURCHASERS:

CARE CAPITAL INVESTMENTS III, LP

By: Care Capital III LLC, its General Partner

By:
Name:
Title:
Address:

CARE CAPITAL OFFSHORE INVESTMENTS III, LP

By: Care Capital III LLC, its General Partner

By:
Name:
Title:
Address:

INDEX VENTURES III (JERSEY) L.P.,
by its General Partner
Index Venture Associates III Limited

By:	/s/ Gerard Gardner
Name:	Gerard Gardner
Title:	Director
Address:	No. 1 Seaten Place
St. Helier, Jersey JE4 8YJ

INDEX VENTURES III (DELAWARE) L.P.
by its General Partner
Index Venture Associates III Limited

By:	/s/ Gerard Gardner
Name:	Gerard Gardner
Title:	Director
Address:	No. 1 Seaten Place
St. Helier, Jersey JE48YJ

INDEX VENTURES III PARALLEL ENTREPRENEUR FUND (JERSEY) L.P.
by its General Partner
Index Venture Associates III Limited

By:	/s/ Gerard Gardner
Name:	Gerard Gardner
Title:	Director
Address:	No. 1 Seaten Place
St. Helier, Jersey JE4 8YJ

YUCCA PARTNERS LP JERSEY BRANCH

By:
Name:
Title:
Address:

INDEX VENTURES III (DELAWARE) L.P.

By:
Name:
Title:
Address:

INDEX VENTURES III PARALLEL ENTREPRENEUR FUND (JERSEY) L.P.

By:
Name:
Title:
Address:

YUCCA PARTNERS LP JERSEY BRANCH
By: Ogier Employee Benefit Services Limited as Authorised Signatory of Yucca Partners LP
Jersey Branch in its Capacity of Administrator of The Index Co-Investment Scheme

By:	/s/ George Le Breton
Name:	Peter George Le Breton
Title:	Authorised Signatory
Address:

SCHEDULE A

SCHEDULE OF PURCHASERS

Name of Purchaser	Pro Rata %	1st Closing	2nd Closing	3rd Closing	4th Closing	5th Closing	Total

Care Capital Investments III, LP	49.1787%	$49,179	$1,180,190	$983,574	$1,475,361	$8,606,272	$12,294,675
Care Capital Offshore Investments III, LP	0.8213%	$821	$19,710	$16,426	$24,639	$143,728	$205,325
Index Ventures III (Jersey) L.P.	16.0387%	$16,039	$384,928	$320,774	$481,161	$2,806,772	$4,009,691
Index Ventures III (Delaware) L.P.	32.5809%	$32,581	$781,942	$651,618	$977,427	$5,701,658	$8,145,257
Index Ventures III Parallel Entrepreneur Fund (Jersey) L.P.	0.5804%	$580	$13,930	$11,608	$17,412	$101,570	$145,101
Yucca Partners LP Jersey Branch	0.8000%	$800	$19,200	$16,000	$24,000	$140,000	$200,001
Total	100.0000%	$100,000	$2,399,900	$2,000,000	$3,000,000	$17,500,000	$25,000,100

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(see attached)

EXHIBIT B

INVESTORS’ RIGHTS AGREEMENT

(see attached)

EXHIBIT C

ROFR AND CO-SALE AGREEMENT

(see attached)

EXHIBIT D

FORM OF LEGAL OPINION

(see attached)